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                                                                   EXHIBIT 10.49


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of October 30, 1997, by and among Mission Party Ice, Inc., a Texas corporation ("Buyer"), and R2D2, Inc., a Texas corporation ("Seller"), and David Peters and Robert Pierce, who collectively own all of the outstanding capital stock of Seller (collectively the "Shareholders").


                             PRELIMINARY STATEMENTS

         Seller is engaged in the sale of packaged ice products (such business being herein referred to as "Seller's Business" or "Business").

         Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain assets that Seller uses in Seller's Business.

         Seller is currently the lessee of approximately 4,000 square feet of that certain parcel of real property located at 2211 Hidalgo, Austin, Texas (the "Real Property"), which is subject to a lease agreement (the "Real Property Lease") by and among Seller and Lee H. McIntosh, successor to Sasser Properties & Associates, Inc., which Seller will assign to Buyer.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:

                              I. PURCHASE AND SALE

         1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, at the Closing, the personal property of Seller that is described herein in Schedule 1.1 attached hereto and incorporated herein by reference (collectively the "Assets"). The Assets are being sold by Seller and purchased by Buyer AS IS, WHERE IS, WITH ALL FAULTS AND BUYER ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SELLER OR ARE TO BE IMPLIED IN THIS TRANSACTION.

         1.2 PURCHASE PRICE. The Purchase Price of the Assets shall be $550,000 to be paid directly to Seller.



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         1.3 ASSUMPTION OF LIABILITIES. Seller shall transfer and assign to
Buyer all of its right, title and interest in and to the leases (collectively, the "Leases") described in Schedule 1.3 which is attached hereto and hereby incorporated herein, which Leases Buyer agrees to assume as of the Closing and save and hold harmless Seller from same. At Closing, Buyer shall assume and agree to pay, according to the terms thereof, all amounts thereafter remaining due on the Leases, but it is agreed that in the event the assignment of any of the Leases is not allowed by a Lessor thereof (unless such denial on the part of Lessor is for reasons of Buyer's financial condition or for other financial reasons and occurs within one (1) month of Closing) and the remedies of Lessor thereunder are pursued, then Buyer shall pay all balances, including related costs and expenses due as a result thereof and completely indemnify, defend on behalf of and hold harmless Seller from any and all liability and expense resulting from said Leases. Except as set forth herein, Buyer is not assuming any other liabilities of Seller.

         1.4 PRORATION. The parties shall prorate at the Closing the current year's ad valorem taxes on the property comprising the Assets, based on the latest available statements from taxing authorities. Seller's pro rata share of such taxes and vehicle license fees shall be the portion attributable to the period through the day preceding the Closing Date, prorated by days. The prorated amounts shall be payable in the manner set forth below:

                  (a) If a prorated amount is payable by Buyer, it shall be billed by Seller when determinable and promptly paid by Buyer to Seller.

                  (b) If a prorated amount is payable by Seller, it shall be billed by Buyer when determinable and promptly paid by Seller to Buyer.

         1.5 ALLOCATION. The allocation of the Purchase Price shall be agreed to between Buyer and Seller within ninety (90) days after the Closing Date.

                  II. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         2.1 ORGANIZATION. Seller is a Texas corporation and has all requisite power and authority to own and to sell the Assets and to enter into this Agreement and to perform its obligations hereunder.

         2.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by Seller of this Agreement and the consummation of it by the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with the terms herein. The execution, delivery and performance of this Agreement by Seller will not



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violate, conflict with, or interfere with the rights of any third party, to include the Shareholders.

         2.3 ENCUMBRANCES ON THE ASSETS. As of the Closing Date, there are no debts, liabilities or other such claims or encumbrances whatsoever against the Assets.

         2.4 BUSINESS OPERATIONS AND CONDITION OF ASSETS. Except as disclosed in Seller's Disclosure Memorandum, Seller acknowledges that Buyer is purchasing the Assets for the express purpose of using the Assets in Buyer's packaged ice distribution and sales business. All items comprising the Assets have been continuously used by Seller in Seller's Business.

         2.5 TITLE TO PERSONAL PROPERTY. Seller has good, legal and marketable title to all of the personal property comprising the Assets; at the Closing, Seller shall deliver to Buyer good, legal and marketable title to the Assets free from all liens, claims, mortgages, security interests, conditional sales agreements, title retention program or other encumbrances of any kind by any person whatsoever.

         2.6 LITIGATION. There is no pending claim, action, suit, proceeding or investigation (judicial, governmental or otherwise), or judgment relating to the Assets, or the transactions contemplated by this Agreement.

         2.7 COMPLIANCE WITH LAWS. Seller has complied with all laws, rules, regulations, ordinances, orders, judgments and decrees relating to the Assets.

         2.8 TAXES. All Taxes (as defined herein) that relate to the Assets and that are payable by or accruable by Seller or as to which Seller has any liability with respect to events occurring on or before the Closing Date have been paid in full or have been adequately provided for by Seller. Seller shall have the obligation of paying all Taxes that are due as a result of the transactions contemplated by this Agreement. The term "Taxes" shall mean all sales, use, ad valorem, value added, transfer, license, excise, occupation, premium, property, environmental or other governmental fee, assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority that relate to the Assets.

         2.9 ENVIRONMENTAL. As it relates to the Assets, to the knowledge of Seller, Seller has complied in all material respects with all environmental laws which have jurisdiction over the Assets and the Real Property subject to the Lease. To the knowledge of Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller for failure to comply with any environmental law.

         2.10 COMPLETE AND ACCURATE DISCLOSURE. No representation or warranty made to Buyer in this Agreement or in connection with this transaction contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact



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necessary to make such representation or warranty not misleading or necessary to enable a prospective purchaser of the Assets to make a fully informed decision. Buyer acknowledges and agrees that in the event that Seller's estimated sales projections after Closing are not accurate it shall not constitute a violation of this paragraph.

         2.11 INSURANCE. Seller has maintained insurance through the Closing Date with financially sound and reputable insurers unaffiliated with Seller in such amounts and against such risks as are adequate to protect the Assets.

         2.12 LEASE. Seller has maintained the Real Property subject to the Lease in a satisfactory condition so that Buyer may utilize the Real Property in its anticipated use as an ice storage facility.

                            III. COVENANTS OF SELLER

         Seller hereby covenants and agrees as follows:

         3.1 CARE OF THE ASSETS. To the best of its knowledge, Seller has continuously operated the Assets for their intended purposes and has exercised all reasonable care, made all necessary capital expenditures and has made all necessary repairs, in Seller's sole judgment and discretion, to ensure that the Assets are capable for being utilized for their intended purposes by Buyer. Notwithstanding the foregoing, Buyer acknowledges the Assets are being sold AS IS, WHERE IS, WITH ALL FAULTS AND BUYER ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY SELLER OR ARE TO BE IMPLIED IN THIS TRANSACTION.

         3.2 FURTHER ASSURANCES. Seller will use its best efforts to implement the provisions of this Agreement, and for such purpose, at the request of Buyer, at or after the Closing Date, will, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents, landlord estoppel letter, documents evidencing title and other instruments in addition to those required by this Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Agreement.

         3.3 NONCOMPETITION AGREEMENT. At the Closing, Seller and Shareholders will enter into noncompetition agreements in the form attached hereto as Exhibit
3.3 (the "Noncompetition Agreement").

         3.4 DELIVERY OF ASSETS. Seller and Shareholders shall use all reasonable effects to cooperate with and assist Buyer in removing any items comprising the Assets from the Seller's or Shareholders' property, premises or control.



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                   IV. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants as follows:

         4.1 ORGANIZATION. Buyer is a Texas corporation and has all requisite power and authority to purchase the Assets and to enter into this Agreement and to perform its obligations hereunder.

         4.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and the consummation of it by the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms herein. The execution, delivery and performance of this Agreement by Buyer will not violate, conflict with, or interfere with the rights of any third party.

                              V. COVENANTS OF BUYER

         5.1 ANCILLARY AGREEMENTS. At the Closing, Buyer will pay the Purchase Price, enter into the ancillary document as set forth in this Agreement.

         5.2 EMPLOYMENT AGREEMENT. Prior to or effective as of Closing, Buyer shall enter into a two (2) year employment agreement with Thomas Howerton ("Howerton"), which agreement shall, at a minimum, employ Howerton in the position of Office Manager at Howerton's current salary, which salary shall not exceed $800.00 per week.

                                   VI. CLOSING

         6.1 TIME AND PLACE. The consummation of the sale and purchase of the Assets and the execution of the Noncompetition Agreement (the "Closing") shall take place at a mutually agreeable time and in a mutually agreeable manner to include, but not limited to, the exchange of facsimile signature page counterparts that have been signed by the appropriate parties to this Agreement. The date of the Closing shall herein be referred to as the "Closing Date." The effective time of this Agreement shall be as of the Close of Business on the date hereof.

         6.2 SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver to Buyer in form reasonably satisfactory to Buyer:

                  (a) An assignment or assignments assigning to Buyer the use and possession of all that property which is described in Schedule 1.1

                  (b) Copies of all certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction, if any, and copies of each bill for current real



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         estate and personal property taxes, together with proof of payment thereof (if any of the same have been paid);

                  (c) Bills of Sale, assignments or other suitable transfer documents transferring to Buyer, the Assets, free and clear of all liens and encumbrances, in form reasonably satisfactory to counsel for Buyer which includes the form UCC-3 or other appropriate form indicating release of liens by any secured party;

                  (d) The Noncompetition Agreement;

                  (e) The Addendum to the Commercial Lease Agreement containing the Landlord's consent to Buyer's assumption of the Real Property Lease; and

                  (f) The assignment of the Leases from Seller to Buyer.

         6.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer will:

                  (a) Deliver to Seller a total of $550,000 in the form of a check or wire transfer; and

                  (b) Deliver to Seller executed counterparts of the Noncompetition Agreement, the assumption of the Leases and all other ancillary documents required by this Agreement.

                           VII. CONDITIONS TO CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties True; No Material Adverse Change. The representations and warranties of Seller contained herein shall have been true in all material respects;

                  (b) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Buyer from consummating the transactions contemplated hereby; and

                  (c) Addendum to Real Property Lease. Seller has delivered an Addendum to Real Property Lease to Buyer that has been executed by the landlord of the property subject to the Real Property Lease indicating that the landlord consents to Buyer occupying the property subject to the Lease and Buyer's removal of the refrigeration and ice vault assets located on the Real Property at the termination of the Real Property Lease.



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                  (d) Seller shall deliver to Buyer a Bill of Sale (attached hereto as Exhibit A) executed from Blue American Ice, Inc. whereby Blue American Ice, Inc. transfers and conveys title to 90-95 serviceable merchandisers and 14 unserviceable merchandisers to Buyer.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to complete the transactions contemplated at the Closing shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties True; No Material Adverse Change. The representations and warranties of Buyer contained herein shall have been true in all material respects; and

                  (b) No Violation of Statutes, Orders, etc. There shall not be in effect any decree or judgment enjoining Seller from consummating the transactions contemplated hereby.

                              VIII. INDEMNIFICATION

         8.1 INDEMNIFICATION OF BUYER BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer and Buyer's employees, agents, heirs, legal representatives, and assigns from and against any and all claims, suits, losses, expenses (legal, accounting, environmental, investigation and otherwise), damages and liabilities (including, without limitation, tax liabilities), arising out of or relating to (i) the conduct of, or conditions existing with respect to, the Assets prior to the Closing; (ii) any inaccuracy of any representation or warranty set forth in this Agreement; (iii) the breach of any covenant made by Seller in or pursuant to this Agreement; or (iv) any obligation whatsoever arising from Seller's occupancy of the Real Property on or before the Closing Date.

         8.2 INDEMNIFICATION OF SELLER BY BUYER. Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all claims arising out Buyer's possession and operation of the Assets or occupancy of the Real Property after the Closing Date. In addition to the indemnification provided for by
Section 1.3 herein, Buyer agrees to indemnify, defend and hold harmless Seller and Seller's employees, agents, heirs, legal representatives and assigns from and against any and all claims, suits, losses, expenses (legal, accounting, environmental, investigation and otherwise), damages and liabilities (including, without limitation, tax liabilities), arising out of or relating to (i) Buyer's possession and operation of the Assets or occupancy of the Real Property after the Closing Date, (ii) any inaccuracy of any representation or warranty set forth in this Agreement, and (iii) the breach of any covenant made by Buyer in or pursuant to this Agreement.

         8.3 EFFECT OF TERMINATION. Without limiting any other rights the parties may have, the parties specifically agree that the covenants contained in this Article will continue to be enforceable following termination of this Agreement.



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         8.4 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any condition specified in Section 7.1 or 7.2 has not been satisfied, Seller or Buyer, in addition to any other rights which may be available to it, shall have the right to waive any such condition that is for its benefit and to require the other party hereto to proceed with the Closing.

                                IX. MISCELLANEOUS

         9.1 EXPENSES. Legal, accounting and other costs and expenses incurred in connection with this transaction shall be paid by the party incurring such expenses.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in or made in connection with this Agreement shall survive the Closing.

         9.3 INUREMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and, if properly assigned, assigns. This Agreement may not be assigned by any party without the written consent of the other parties hereto.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Schedules and Exhibits hereto, and the related agreements referred to herein embody the entire agreement of the parties hereto, and supersede all prior agreements and understandings, with respect to the subject matter hereof.

         9.5 SEVERABILITY. Any provision of this Agreement which is invalid, unenforceable or illegal in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality without affecting the remaining provisions hereof and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         9.6 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules referenced in this Agreement, and any statements contained therein or in any certificate or instrument delivered pursuant hereto, constitute an integral part of this Agreement and shall be deemed made in this Agreement as if set forth in full herein.

         9.7 CAPTIONS AND HEADINGS; USE OF TERM "PERSON". Captions and headings used herein are for convenience only, do not constitute a part of this Agreement, and shall not be considered in construing this Agreement. Unless the context otherwise requires, all article, section or subsection cross-references are to articles, sections and subsections within this Agreement. As used herein, the term "person" shall mean any corporation, partnership, venture, proprietorship, trust, benefit plan or other entity or enterprise.



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         9.8 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         9.9 NOTICE. All notices of requests, demands or other communications required or to be given hereunder shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, postage prepaid, by registered or certified mail (return receipt requested), to the addressed indicated below and shall be deemed given when received by the addressee thereof:

         to Seller:                 R2D2, Inc.
                                    2431 W. Commerce
                                    Dallas, Texas  75212
                                    Attn:  Robert Pierce

         with a copy to:            Naman, Howell, Smith & Lee, P.C.
                                    P.O. Box 1470
                                    Waco, Texas 76703-1470
                                    Attn:  Cara Chase, Esq.

         to Buyer:                  Mission Party Ice, Inc.
                                    1106 E. Durango
                                    San Antonio, Texas  78210
                                    Attn: A.J. Lewis III, President

         with a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    300 Convent St., Suite 1500
                                    San Antonio, Texas 78205
                                    Attn:   Alan Schoenbaum, P.C.

or such other address or addresses as may be expressly designated by either party by notice given in accordance with the foregoing provision.

         9.10 AGENTS OR BROKERS. Seller and Buyer mutually represent and agree with each other that no agents or brokers have been utilized in the solicitation or negotiation of the sale of the Business and no fees, commissions or expenses of any type shall be due or payable out of the proceeds of the purchase price by either party to this Agreement.

         9.11 COUNTERPARTS. This Agreement may be executed in counterparts, to include counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         9.12 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator



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to be located in Austin, Travis County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

                         [R2D2 ASSET PURCHASE AGREEMENT
                             SIGNATURE PAGE FOLLOWS]



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                         [R2D2 ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE]


Executed on the date first written above.


                                        BUYER:

                                        MISSION PARTY ICE, INC.


                                        By: /s/ A.J. LEWIS III
                                           -------------------------------------
                                           Print Name: A.J. Lewis III
                                           Print Title: President




                                        SELLER:

                                        R2D2, INC.


                                        By: [ILLEGIBLE]
                                           -------------------------------------
                                           Print Name:
                                                      --------------------------
                                           Print Title: President
                                                       -------------------------


                                        SHAREHOLDERS:

                                         /s/ DAVID PETERS
                                        ----------------------------------------
                                        DAVID PETERS

                                         /s/ ROBERT PIERCE
                                        ----------------------------------------
                                        ROBERT PIERCE

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                         LIST OF SCHEDULES AND EXHIBITS

Exhibit A                  Bill of Sale

Schedule 1.1               Assets

Schedule 1.3               Assumption of Leases

Exhibit 3.3                Noncompetition Agreement